SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2004

AVAYA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release of Avaya Inc. dated January 27, 2004.

Item 12.	Results of Operations and Financial Condition.

In accordance with SEC Release No. 33-8126, the following information is  furnished under Item 12, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 27, 2004, Avaya Inc. (the “Company”) issued a press release reporting financial results for the fiscal quarter ended December 31, 2003 and held a public webcast in connection with the issuance of the press release. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

The webcast presentation includes a discussion of the Company’s historical financial results using the non-GAAP financial measure net cash (debt).

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Pursuant to the requirements of Regulation G, the Company has posted a reconciliation of such non-GAAP financial measure to the most directly comparable GAAP financial measure on the Company’s website at www.avaya.com/investors.

Management believes that the presentation of net cash in the press release and the webcast provides useful information to investors about the Company’s ability to satisfy its debt obligations with currently available funds.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: January 27, 2003	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and
Senior Vice President,
Corporate Development

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of Avaya Inc. dated January 27, 2004.